UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 14, 2013

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 8.01	OTHER EVENTS.

On May 14, 2013, AmTrust Financial Services, Inc. (the "Company") announced that it has been advised by National General Holdings Corp. (formerly known as American Capital Acquisition Corporation, "NGHC"), that, subject to completion of a proposed transaction by NGHC, NGHC’s subsidiary, Integon National Insurance Company ("Integon") intends to terminate Technology Insurance Company, Inc.’s (a subsidiary of the Company, "TIC") and ACP Re, Ltd.’s participation in the Personal and Commercial Automobile Quota Share Reinsurance Agreement between Integon, TIC, Maiden Insurance Company Ltd., and ACP Re, Ltd. If NGHC successfully completes such proposed transaction, the Company will convert its shares of Series A Preferred Stock of NGHC into shares of NGHC common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 14, 2013

/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary